MedAvail Announces Preliminary Fourth Quarter and Full Year 2020 Results

MISSISSAUGA, Ontario and PHOENIX, Ariz. – February 17, 2021 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”) a technology-enabled pharmacy company, today announced preliminary financial and operational results for the fourth quarter and full year 2020.

MedAvail drives best-in-class medication adherence by embedding its pharmacy services directly into Medicare-focused clinics using its proprietary MedCenter solution across a growing network of locations throughout the US.

Financial and Operational Highlights
•Preliminary fourth quarter 2020 total revenue is expected to be in the range of $2.65-2.85 million, an increase of 85-95% compared to the fourth quarter of 2019
•Preliminary full year 2020 total revenue is expected to be in the range of $13.5-13.7 million, an increase of approximately 260% from full year 2019. Excluding one-time contract revenue recognized in the third quarter of 2020, full year 2020 revenue grew approximately 135% in full year 2020 compared to full year 2019
•Total MedCenter deployments in the fourth quarter 2020 was 14, representing growth of 75% compared to total deployments from the fourth quarter of 2019
•Total cumulative deployments at year end 2020 reached 57, representing an increase of 185% from year end 2019
•Preliminary cash, cash equivalents, and restricted cash totaled approximately $58.0 million as of December 31, 2020

“2020 was an exceptional growth year for MedAvail. We grew our clinic deployments as well as expanded into California and more recently Michigan. Our technology-enabled Medicare-focused solution is clearly resonating with our target clients and delivering real value. We delivered robust top-line performance in the fourth quarter, and strong results for the year as a whole. In the fourth quarter, we saw some reimbursement volatility, which is common in the industry, and some one-off expenses, impacting gross margin. However, despite these factors, we have performed well against our expectations for the year and remain confident in our long-term economic model,” said Ed Kilroy, Chief Executive Officer of MedAvail.

Mr. Kilroy continued, “Looking ahead, we enter 2021 with continued, strong demand for our technology and services. We remain committed to our goal of bringing automated pharmacy to Medicare-focused clinics resulting in significant improvement in medication adherence, patient health outcomes, and patient satisfaction. We remain very excited about the opportunity for our company and in doing so delivering real value for our shareholders.”

The Company’s fourth quarter and full year 2020 financial results are preliminary and are subject to the completion of the Company’s 2020 accounting and financial reporting controls process. Complete fourth quarter and full year 2020 financial results will be announced in late March.

About MedAvail

MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy organization, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Forward Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s business strategy and market opportunity; potential future revenue and expansion plans; and market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of judicial proceedings to which MedAvail is, or may become a party; changes in competitive conditions prevailing in the healthcare sector; the availability of capital; and the other risks discussed under the heading "Risk Factors" in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on November 18, 2020, and other documents MedAvail files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:

Investor Relations
Caroline Paul
Gilmartin Group
ir@medavail.com